Exhibit 10.2

RETIREMENT AND TRANSITION AGREEMENT

THIS RETIREMENT AND TRANSITION AGREEMENT (this “Agreement”) is entered into effective as of October 1, 2023 by and between America’s Car Mart, Inc., an Arkansas corporation (the “Company”), and Jeffrey A. Williams (“Executive”).

WHEREAS, the Company is engaged in the business of the sale and financing of used vehicles (the “Company Business”);

WHEREAS, Executive has been employed by the Company for eighteen (18) years and served as its Chief Executive Officer for over five (5) years, most recently pursuant to that certain Employment Agreement dated as of May 1, 2020 (the “Employment Agreement”);

WHEREAS, to facilitate a smooth and orderly transition in the leadership and management of the Company, Executive agrees to transition to the position of Chief Executive Officer Emeritus for the remainder of the fiscal year and to thereafter make himself available to provide consulting services to the Company on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.           Retirement.

1.1         Transition to Emeritus Status. Effective as of October 1, 2023, Executive will transition from the office and title of Chief Executive Officer to the office and title of Chief Executive Officer Emeritus for the remainder of the fiscal year ending April 30, 2024. During such period, Executive will continue to be a senior executive officer of the Company and will continue to earn such annual base salary and be eligible for such other compensation and benefits as are set forth in the Employment Agreement. Unless set forth herein, Executive’s Emeritus status will not amend, modify or nullify terms of the Employment Agreement, and both the Company and Executive remain subject to the terms and conditions of the Employment Agreement until the Retirement Date (as defined below), at which time the Employment Agreement will expire and cease to be in effect, except for those provisions that by their terms survive the termination of the Employment Agreement.

1.2          Retirement. Executive’s retirement from employment with the Company and its parent, subsidiaries and affiliates (collectively, the “Company Group”) shall be effective as of 11:59 p.m., Central Time, on April 30, 2024 (such date, the “Retirement Date”). Such retirement from employment with the Company Group includes Executive’s voluntary retirement and resignation from the position of Chief Executive Officer Emeritus of the Company and all other officer and employee positions held by Executive with the Company Group.

1.3         Release Agreement. Executive’s receipt of any payments and benefits pursuant to this Agreement (other than compensation payable for service as a non-employee director of the Company’s parent company pursuant to Section 2.2 (the “Director Fees”)) is subject to Executive’s signing and not revoking the Release Agreement substantially in the form attached hereto as Exhibit A (the “Release Agreement”); provided that the Release Agreement is effective within sixty (60) days following the Retirement Date. No payments or benefits under this Agreement (other than the Director Fees) shall be paid or provided to Executive unless the Release Agreement becomes effective in accordance with the deadline specified in the preceding sentence.

2.            Director Services and Compensation.

2.1          Director Services. Neither Executive’s transition to Chief Executive Officer Emeritus as set forth Section 1.1 nor his retirement from employment with the Company Group as set forth in Section 1.2 will affect his position as a director of the Company’s parent company, America’s Car-Mart, Inc., a Texas corporation (the “Parent Company”). Executive will continue to serve as a director of the Parent Company until his resignation or removal from such directorship, subject to his annual nomination by the Parent Company’s Board of Directors (the “Board”) (or a committee thereof) and election by the shareholders of the Parent Company to serve as a member of the Board.

2.2         Director Compensation. Prior to completion of the Consulting Period (as defined below), Executive shall not be entitled to receive any compensation for his service as a non-employee director of the Parent Company, other than the compensation for his Consulting Services (as defined below) as set forth in Section 3.2. Effective upon the expiration of the Consulting Period, subject to Executive’s nomination and reelection to the Board, Executive shall be eligible to receive for his service as a non-employee director of the Parent Company an annual cash retainer and such equity and other compensation payable to non-employee directors as is determined from time to time by the Board. Executive’s compensation for service as a Parent Company director from the expiration of the Consulting Period through the date of the Parent Company’s Annual Meeting in 2025 shall be pro rated to reflect the portion of the year in which Executive served as a non-employee director and shall otherwise be payable in accordance with the Parent Company’s past practice for compensation of its non-employee directors.

3.             Consulting.

3.1        Consulting Period and Services. Commencing on the Retirement Date and ending on the first anniversary thereof (the “Consulting Period”), Executive shall make himself available to advise senior management and otherwise consult with the Company as reasonably requested by the Company from time to time (the “Consulting Services”). The Company shall not control the manner or means by which Executive performs the Consulting Services, and Executive’s provision of the Consulting Services to the Company shall be non-exclusive.

3.2          Consulting Fee. In exchange for the Consulting Services, commencing on the Retirement Date, the Company agrees to pay Executive a monthly fee of $20,000 (the “Monthly Fee”) during the Consulting Period for a total fee of $240,000. Except as to the Monthly Fee, no other payment or benefits shall be due or payable to Executive for the Consulting Services. The Company may terminate Executive’s service as a consultant prior to the expiration of the Consulting Period for Cause (as defined below) by delivery of written notice to Executive, which notice shall effect termination immediately upon delivery of such written notice. In the event Executive’s service as a consultant is terminated for Cause, the Monthly Fee shall be prorated through the effective date of termination. In the event Executive’s service as a consultant is terminated by reason of Executive’s death, the Monthly Fee shall be paid through the month of termination. For purposes of this Agreement, “Cause” means the occurrence of any of the following:

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(i)          the commission by Executive of any deliberate and premeditated act involving moral turpitude detrimental to the economic interests of the Company Group;

(ii)         the conviction of Executive of a felony;

(iii)      the willful failure or refusal of Executive to perform his duties hereunder (which failure or refusal persists after written notice from the Company to Executive complaining of such failure or refusal) or Executive’s gross negligence of a material nature in connection with the performance of such duties; or

(vi)         Executive’s breach of any provision of this Agreement that is not cured within thirty (30) days subsequent to written notice from the Company to Executive of the breach.

3.3         Status as an Independent Contractor. In all matters relating to the Consulting Services, nothing under this Agreement shall be construed as creating any partnership, joint venture or agency between the Company and Executive or to constitute Executive as an agent, employee or representative of the Company. Executive shall act solely as an independent contractor and, as such, is not authorized to bind any member of the Company Group to third parties. Consequently, Executive shall not be entitled to participate during the Consulting Period in any of the employee benefit plans, programs or arrangements of the Company Group in his capacity as a consultant. The Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining workers’ compensation insurance on Executive’s behalf. The Company has not, is not and shall not be obligated to make, and it is the sole responsibility of Executive to make, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, federal or state unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained in connection with any payments made by the Company to Executive in connection with the provision of the Consulting Services. Executive agrees to indemnify and hold the Company harmless from and against any costs, fees, expenses, liabilities or penalties associated with any withholding taxes, FICA taxes, federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained in connection with any payments made by the Company to Executive for the Consulting Services. Executive shall not make any public statements concerning the Consulting Services that purport to be on behalf of the Company Group, in each case without prior consent from the Company.

4.            Equity-Based Awards. All non-qualified stock options to purchase shares of Parent Company stock subject to time-based or performance-based vesting conditions (the “Awards”), granted to Executive prior to the Retirement Date shall continue to vest and, to the extent such Awards are or become vested, shall remain exercisable in accordance with the terms of the applicable Award agreements and the America’s Car-Mart, Inc. Amended and Restated Stock Option Plan, as amended (the “Stock Option Plan”), subject to Executive’s continuous service (as defined in the Stock Option Plan) as a director of the Parent Company or as a consultant of the Company in accordance with the terms of this Agreement.

5.            Retirement Plans; Deferred Compensation; Insurance. Executive shall be entitled to receive his vested accrued benefits, if any, under the America’s Car-Mart, Inc. 401(k) Plan and the America’s Car-Mart, Inc. Nonqualified Deferred Compensation Plan in accordance with the terms and conditions of such plans. In addition, Executive shall continue to receive health insurance coverage under the Company’s employee and executive health insurance plans for a period of two years following the Retirement Date as a former executive officer who remains a director of the Parent Company, subject to Executive’s continued service as a Parent Company director. Such coverage shall include medical benefits only as in effect for Executive as of or immediately prior to the Retirement Date, and the Company will share the premium costs for such coverage in the same or similar proportion as prior to the Retirement Date. Commencing on May 1, 2024 (or earlier, if required by the terms of the Company’s life insurance policy), the Company shall no longer pay life insurance premiums on behalf of Executive.

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6.              No Other Compensation or Benefits. Except as otherwise specifically provided herein or as required by the Consolidated Omnibus Budget Reconciliation Act (COBRA) or other applicable law, Executive shall not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit plans, programs or arrangements of the Company Group on or after the Retirement Date.

7.               Covenants and Agreements. The obligations and provisions set forth in Sections 6 and 7 of the Employment Agreement shall remain in effect in accordance with the terms of such sections.

8.            Section 409A. This Agreement is intended to meet, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and interpretive guidance promulgated thereunder (collectively, “Section 409A”), with respect to amounts subject thereto, and shall be interpreted and construed consistent with that intent. No expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, to the extent subject to the requirements of Section 409A, and no such right to reimbursement or right to in-kind benefits shall be subject to liquidation or exchange for any other benefit. For purposes of Section 409A, each payment in a series of installment payments provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A. If amounts payable under this Agreement do not qualify for exemption from Section 409A at the time of Executive’s separation from service and therefore are deemed deferred compensation subject to the requirements of Section 409A on the date of such separation from service, then if Executive is a “specified employee” under Section 409A on the date of Executive’s separation from service, payment of the amounts hereunder shall be delayed for a period of six (6) months from the date of Executive’s separation from service if required by Section 409A. The accumulated postponed amount shall be paid in a lump sum within sixty (60) days after the end of the six-month period. If Executive dies during the postponement period prior to payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to Executive’s estate within sixty (60) days after the date of Executive’s death.

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9.            Miscellaneous.

9.1              Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.

9.2              Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company, to:

America’s Car Mart, Inc.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Attn: Douglas Campbell, Chief Executive Officer

with a copy to:

America’s Car Mart, Inc.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Attn: W. Brett Papasan, Chief Legal Officer

If to Executive, to:

Jeffrey A. Williams

3877 Laural Ridge

Springdale, AR 72764

Either party may change its address for notices in accordance with this Section 9.2 by providing written notice of such change to the other party.

9.3              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

9.4              Benefits; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns. Executive shall not assign his interest in or delegate his duties under this Agreement. However, the Company is expressly authorized to assign this Agreement to one of its affiliates or subsidiaries upon written notice to Executive; provided that (a) the assignee assumes all of the obligations of the Company under this Agreement, (b) Executive’s role when viewed from the perspective of such assignee in the aggregate is comparable to such role immediately before the assignment, and (c) the Company, for so long as an affiliate of the assignee, remains secondarily liable for the financial obligations hereunder. The rights and obligations of the Company hereunder may also be assigned by operation of law in connection with a merger in which the Company is not the surviving corporation or in connection with the sale of substantially all of the assets of the Company; and in the latter event, such assignment shall not relieve the Company of its obligations hereunder.

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9.5              Entire Agreement. This Agreement, including its incorporated Exhibits A and B, constitutes the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s retirement from employment or the other subject matters of this Agreement (other than the post-employment restrictive covenants set forth in the Employment Agreement, which shall remain in full force and effect) are superseded in their entirety by this Agreement.

9.6              Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

9.7              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.

9.8              Interpretation. As both parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.

9.9              Duration. Notwithstanding the termination of Executive’s service as a consultant under this Agreement or as a director of the Parent Company, this Agreement shall continue to bind the parties for so long as any obligations remain under this Agreement.

9.10         Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have signed their names on December 21, 2023, and the Agreement shall be effective as of the day and year first above written.

EXECUTIVE HEREBY ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT, THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

(Signature Page to Retirement and Transition Agreement)

EXHIBIT A

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”), dated as of __________ ___, 2024, by and between America’s Car Mart, Inc., an Arkansas corporation (the “Company”), and Jeffrey A. Williams (“Executive”). Capitalized terms used herein but not defined shall have the meanings set forth in the Retirement and Transition Agreement, dated as of December 21, 2023 (the “Retirement Agreement”), by and between the Company and Executive.

WHEREAS, the Retirement Agreement sets forth the terms and conditions of Executive’s retirement from employment with the Company effective as of April 30, 2024; and

WHEREAS, the Retirement Agreement provides that, in consideration for certain payments and benefits payable to Executive in connection with his retirement, Executive shall fully and finally release the Company Group from all claims relating to Executive’s employment relationship with the Company and the termination of such relationship.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.                  Release.

1.1              General Release. In consideration of the Company’s obligations under the Retirement Agreement and for other valuable consideration, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, directors and agents (collectively, the “Released Parties”) from any and all claims, actions and causes of action (collectively, “Claims”), including, without limitation, any Claims arising under any applicable federal, state, local or foreign law, that Executive may have, or in the future may possess arising out of (x) Executive’s employment relationship with and service as an employee or officer of the Company Group, and the termination of such relationship or service, or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the release set forth in this Section 1.1 shall not apply to (i) the obligations of the Company under the Retirement Agreement and (ii) the obligations of the Company to continue to provide director and officer indemnification to Executive as provided in the articles of incorporation, bylaws or other governing documents for the Company. Executive further agrees that the payments and benefits described in the Retirement Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that Executive may have against the Company Group arising out of Executive’s employment relationship, Executive’s service as an employee or officer of the Company Group and the termination thereof. The provision of the payments and benefits described in the Retirement Agreement shall not be deemed an admission of liability or wrongdoing by the Company Group. This Section 1.1 does not apply to any Claims that Executive may have as of the date Executive signs this Agreement arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). Claims arising under ADEA are addressed in Section 1.2 of this Agreement.

Exhibit A

1.2              Specific Release of ADEA Claims. In consideration of the payments and benefits provided to Executive under the Retirement Agreement, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, directors and agents from any and all Claims that Executive may have as of the date Executive signs this Agreement arising under ADEA. By signing this Agreement, Executive hereby acknowledges and confirms the following: (a) Executive was advised by the Company in connection with Executive’s retirement to consult with an attorney of Executive’s choice prior to signing this Agreement and to have such attorney explain to Executive the terms of this Agreement, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA; (b) Executive has been given a period of not fewer than twenty-one (21) days to consider the terms of this Agreement and to consult with an attorney of Executive’s choosing with respect thereto; and (c) Executive is providing the release and discharge set forth in this Section 1.2 only in exchange for consideration in addition to anything of value to which Executive is already entitled.

1.3              Representation. Executive hereby represents that Executive has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit or administrative agency proceeding, or action at law or otherwise against any member of the Company Group or any of their respective officers, employees, directors, shareholders or agents.

2.                  Cessation of Payments. In the event that Executive (a) files any charge, claim, demand, action or arbitration with regard to Executive’s employment, compensation or termination of employment under any federal, state or local law, or an arbitration under any industry regulatory entity, except in either case for a claim for breach of the Retirement Agreement or failure to honor the obligations set forth therein or (b) breaches any of the covenants or obligations contained in or incorporated into the Retirement Agreement, the Company shall be entitled to cease making any payments due pursuant to Sections 4 and 5 of the Retirement Agreement.

3.                  Voluntary Assent. Executive affirms that Executive has read this Agreement, and understands all of its terms, including the full and final release of claims set forth in Section 1.1. Executive further acknowledges that (a) Executive has voluntarily entered into this Agreement; (b) Executive has not relied upon any representation or statement, written or oral, not set forth in this Agreement; (c) the only consideration for signing this Agreement is as set forth in the Retirement Agreement; and (d) this document gives Executive the opportunity and encourages Executive to have this Agreement reviewed by Executive’s attorney and/or tax advisor.

4.                  Revocation. This Agreement may be revoked by Executive within the seven-day period commencing on the date Executive signs this Agreement (the “Revocation Period”). In the event of any such revocation by Executive, all obligations of the Company under the Retirement Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by Executive shall be effective unless it is in writing and signed by Executive and received by the Company prior to the expiration of the Revocation Period.

Exhibit A

5.                  Miscellaneous.

5.1              Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.

5.2              Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company, to:

America’s Car Mart, Inc.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Attn: Douglas Campbell, Chief Executive Officer

with a copy to:

America’s Car Mart, Inc.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Attn: W. Brett Papasan, Chief Legal Officer

If to Executive, to:

Jeffrey A. Williams

3877 Laural Ridge

Springdale, AR 72764

Either party may change its address for notices in accordance with this Section 5.2 by providing written notice of such change to the other party.

5.3              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

5.4              Benefits; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and, in the case of a sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company, the Company’s assigns.

5.5              Entire Agreement. This Agreement and the Retirement Agreement constitute the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s retirement from employment or the other subject matters of this Agreement (other than the post-employment restrictive covenants set forth in the Employment Agreement, which shall remain in full force and effect) are superseded in their entirety by this Agreement.

Exhibit A

5.6              Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

5.7              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.

5.8              Interpretation. As both parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.

5.9              Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.

[Signature Page Follows]

Exhibit A

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By:
Name:
Title:

EXECUTIVE HEREBY ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT, THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

_______________________

Jeffrey A. Williams

(Signature Page to Release Agreement)

EXHIBIT B

TERMINATION CERTIFICATION

The undersigned Executive certifies that he does not possess and has not failed to return any property belonging to AMERICA’S CAR MART, INC., its parent, subsidiaries, affiliates, successors or assigns (together, the “Company”) or its customers, including, but not limited to, equipment, devices, records, correspondence, documents, files, reports, studies, manuals, compilations, drawings, blueprints, sketches, videos, memoranda, computer software and programs, data or any other information, including Trade Secrets and Confidential Information as set forth herein (whether originals, copies or extracts, stored in any medium), whether prepared or developed by Executive or otherwise coming into Executive’s possession, whether maintained by Executive in the facilities of the Company, at Executive’s home, or at any other location.

Executive further certifies that he will comply with all the terms of his Non-Competition, Non-Solicitation, Non-Disclosure, and Confidentiality Agreement.

Date:
Executive

Exhibit B